UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2008 (February 27, 2008)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia (State or other jurisdiction of incorporation)	1-12658 (Commission file number)	54-1692118 (IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia (Address of principal executive offices)	23219 (Zip code)

Registrant’s telephone number, including area code

(804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2008, John D. Gottwald retired from the Board of Directors (the “Board”) of Albemarle Corporation (the “Company”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of February 27, 2008, the Company’s Board of Directors amended the first sentence of Section 2 of Article II of the Company’s Amended and Restated Bylaws to decrease the size of the Board of Directors to 10 directors. The Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.2.

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure

On February 27, 2008, the Company issued a press release announcing that the Company’s Board of Directors increased the Company’s regular quarterly dividend to 12.0 cents a share from 10.5 cents. The dividend is payable on April 1, 2008, to shareholders of record at the close of business on March 14, 2008. The annualized dividend rate will now be 48 cents per share.

Section 8 — Other Events

Item 8.01. Other Events

On February 28, 2008, the Company issued a press release announcing that the Company’s Board of Directors authorized an increase to the Company’s current stock repurchase plan authorizing the Company to purchase from time to time up to an aggregate of five million shares of the Company’s common stock.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Amended and Restated Bylaws, as of February 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2008

ALBEMARLE CORPORATION

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Assistant General Counsel and
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

3.2	Amended and Restated Bylaws, as of February 27, 2008.